                                                                  Exhibit 10.18

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995


                               PURCHASE AGREEMENT

                                    CONTENTS

                                                                                                                  Page
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
         1.       DEFINITIONS...................................................................................  1

         2.       MARKET EXCLUSIVITY............................................................................  2

         3.       PURCHASE OF PRODUCTS..........................................................................  2

                  3.1      Order and Supply.....................................................................  2
                  3.2      Initial Order........................................................................  2
                  3.3      Order of Related Items...............................................................  2
                  3.4      Follow-on Orders.....................................................................  2

         4.       PAYMENTS AND PURCHASE PRICES..................................................................  2

                  4.1      Advance Payments.....................................................................  2
                  4.2      Product Unit Prices..................................................................  4
                  4.3      Acceptance Payment...................................................................  4
                  4.4      Invoices.............................................................................  4

         5.       DEVELOPMENT AND DELIVERY SCHEDULE.............................................................  4

                  5.1      Development of PRODUCTS..............................................................  4

                           5.1.1    Schedule....................................................................  4
                           5.1.2    Program Manager.............................................................  4
                           5.1.3    Acceptance..................................................................  5

                  5.2      Deviation from Schedule..............................................................  5
                  5.3      Inmarsat Type Approval...............................................................  5

         6.       DELIVERY AND SHIPPING.........................................................................  5

                  6.1      Schedule.............................................................................  5

                           6.1.1    Product Delivery Schedule...................................................  5
                           6.1.2    Adjustment to Delivery Schedule by OSN......................................  5
                           6.1.3    Adjustment to Delivery Schedule by GLOCOM...................................  6

                  6.2      Delivery.............................................................................  6
                  6.3      Shipment by OSN......................................................................  6
                  6.4      Packaging............................................................................  6

         7.       PRODUCT MARKING...............................................................................  6

                  7.1      OSN Specifications...................................................................  6
                  7.2      OSN Provided Trademarks..............................................................  6
                  7.3      Packaging............................................................................  6


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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

         8.       PRODUCT WARRANTY..............................................................................  7

                  8.1      Factory Warranty.....................................................................  7
                  8.2      Warranty Repair......................................................................  7
                  8.3      Replacement PRODUCTS.................................................................  7

         9.       SERVICE OF PRODUCT AFTER WARRANTY PERIOD......................................................  7

                  9.1      Mail-in Service......................................................................  7
                  9.2      Mail-in Repair Warranty..............................................................  7
                  9.3      Parts Repair.........................................................................  8
                  9.4      Shipment for Repair..................................................................  8

         10.      INDEMNIFICATION...............................................................................  8

                  10.1     Product Liability....................................................................  8
                  10.2     Intellectual Property................................................................  8
                  10.3     Insurance............................................................................  8

         11.      PRODUCT CHANGES...............................................................................  9

         12.      PRODUCT TRAINING..............................................................................  9

         13.      CONFIDENTIAL INFORMATION......................................................................  9

                  13.1     Information Received.................................................................  9
                  13.2     Exceptions........................................................................... 10
                  13.3     Further Exceptions................................................................... 10
                  13.4     Survival............................................................................. 10

         14.      PRODUCT PROTECTION AND RIGHT OF FIRST REFUSAL................................................. 10

                  14.1     Product Protection................................................................... 10
                  14.2     Right of First Refusal............................................................... 10

         15.      TERM AND TERMINATION.......................................................................... 10

                  15.1     Term................................................................................. 10
                  15.2     Termination for Breach............................................................... 10
                  15.3     Termination for Failure to Reach Milestone Date or Dispute Regarding
                           Payment Letter of Credit............................................................. 11
                  15.4     Bankruptcy........................................................................... 11
                  15.5     Consequences of Termination.......................................................... 11

         16.      MISCELLANEOUS RIGHTS AND DUTIES............................................................... 12

                  16.1     Security............................................................................. 12
                  16.2     O'Gara-Hess & Eisenhardt Armoring Company Guaranty................................... 12
                  16.3     No Assignment........................................................................ 12
                  16.4     Successor............................................................................ 12
                  16.5     Notices and Communications........................................................... 12
                  16.6     Excused Performance.................................................................. 13
                  16.7     Integration.......................................................................... 13
                  16.8     Modification......................................................................... 13
                  16.9     Waiver or Delay...................................................................... 13
                  16.10    Severability......................................................................... 13
                  16.11    Governing Law........................................................................ 13

                                     - ii -

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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                  16.12    Headings............................................................................. 13
                  16.13    Compliance with Laws................................................................. 13
                  16.14    Representations...................................................................... 13
                  16.15    Relationship of PARTIES.............................................................. 14



                                    EXHIBITS

         A.       PRODUCTS

         B.       DELIVERY SCHEDULE

         C.       MILESTONE SCHEDULE

         D.       RESALE FOR TAIWAN MARKET

         E.       SPECIFICATIONS

         F.       AFTER WARRANTY PERIOD RATE TABLE

         G.       PAYMENT LETTER OF CREDIT

         H.       STANDBY LETTER OF CREDIT

         I.       PRICE SCHEDULE FOR ORDER OF RELATED ITEMS


                                   REFERENCES

ADDENDUM #1
GUARANTY
SECURITY AGREEMENT
STOCK PLEDGE AGREEMENT

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (The "AGREEMENT") is made and entered into as of June 29, 1995 (the "EFFECTIVE DATE"), by and between O'GARA SATELLITE NETWORKS, LTD. ("OSN"), an Irish corporation at P.O. Box 253, Bordage House, Le Bordage, St. Peters Port, Guernsey, Channel Islands, and GLOCOM INC. ("GLOCOM"), a Maryland corporation with offices at 1803 Research Boulevard, Rockville, Maryland. OSN and GLOCOM may be collectively referred to herein as the "PARTIES".

         WHEREAS, OSN and GLOCOM have previously entered into a Letter of Intent agreement (the "LOI"), setting forth certain terms for an agreement under which GLOCOM would develop and manufacture for OSN, and OSN would purchase for resale, certain electronic equipment described herein, which are capable of supporting Inmarsat-M voice, fax, data, and other information communications via satellite; and

         WHEREAS, OSN and GLOCOM desire to supersede the LOI and enter into an agreement under which GLOCOM will manufacture and supply the PRODUCTS, on an exclusive basis (subject to Section 2, Market Exclusivity) to OSN, and OSN will purchase the PRODUCTS from GLOCOM and re-sell them to third parties who will distribute the PRODUCTS through a sales network to end users;

         NOW, THEREFORE, the PARTIES hereby agree as follows:

1.       DEFINITIONS

         1.1 "COMPACT-M" means the notebook style, pre-commissioned, Inmarsat-M land transportable earth station (Inmarsat M-TES) being developed by GLOCOM for OSN and defined in Exhibit A and specified in Exhibit E attached hereto.

         1.2 "SUPPORTING SERVICES" means those logistic services relating to the usage of PRODUCTS including but not limited to smart card subscription services to be developed and rendered by GLOCOM with fees in addition to the OSN tariffed communications services (i.e. MINUTES) to its customers.

         1.3 "TAIWAN MARKET" means end-users who are residents in Taiwan, the Republic of China, and purchasing the PRODUCTS in Taiwan.

         1.4 "MINUTES" means a pre-paid plan or package allowing an end-user of a PRODUCT a certain amount of usage of the PRODUCT without further charges accruing.

         1.5 "MINI-M" means a future capability and option to convert the COMPACT-M into an Inmarsat MINI-M terminal when the Inmarsat third generation satellites and the corresponding Land Earth Station services become available on a global basis.

         1.6 "PRODUCTS" means the COMPACT-M and other related accessory items defined in Exhibit A sold by GLOCOM pursuant to this AGREEMENT

         1.7 "SPECIFICATIONS" means the complete written specifications for PRODUCTS defined in Exhibit E.

         1.8 "BETA UNITS" means the pre-production units that will serve to qualify that the production units of the COMPACT-M will meet the SPECIFICATIONS. GLOCOM will provide these units to OSN and OSN will in turn provide these units for distribution to potential customers to assist in the analyses of the readiness of the PRODUCTS ("BETA TEST"). There will be no cost for these units if OSN returns them after completion of the BETA TEST. It is the intent of the PARTIES that the

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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                  BETA UNITS will be refurbished by GLOCOM and will become production units and paid for as such by OSN.

2. MARKET EXCLUSIVITY. During the term of this AGREEMENT, GLOCOM agrees to sell all of its PRODUCTS to OSN exclusively throughout the world for re-sale (except for the TAIWAN MARKET), either directly or indirectly (through other distributors, dealers, or OEMS), to end-users throughout the world. OSN agrees to grant Glocom Inc. marketing rights for the purpose of Glocom Inc. reselling the COMPACT-M to the TAIWAN MARKET. The price and terms and conditions for this resell is defined in Exhibit D ("RESALE FOR TAIWAN MARKET"). PRODUCTS sold by Glocom Inc. in the TAIWAN MARKET do not count towards PRODUCTS ordered pursuant to the INITIAL PURCHASE ORDER.

3.       PURCHASE OF PRODUCTS

         3.1 ORDER AND SUPPLY. GLOCOM agrees to manufacture for and supply to OSN, and OSN agrees to purchase from GLOCOM, OSN's requirements of PRODUCTS, under the terms of this AGREEMENT, for resale as contemplated hereunder. Ordering and purchases of PRODUCTS shall be by purchase orders submitted by OSN. Purchase orders for PRODUCTS shall be irrevocable and non-cancelable except they will be subject to the conditions stated in articles 4 and 5 and with other appropriate sections of the AGREEMENT, and shall include such information as reasonably required by GLOCOM to commence filling the order, including: (a) identity of the PRODUCT; (b) quantity ordered;
                  (c) unit price; (d) requested date of delivery (FOB Rockville, Maryland); and (e) any shipping instructions. In the event of any inconsistency or conflict between the terms and conditions specified in such purchase orders and the terms of this AGREEMENT, the terms of this June 28, 1995 AGREEMENT shall control.

         3.2 INITIAL ORDER. Within fifteen (15) days of the EFFECTIVE DATE of this AGREEMENT, OSN will issue an initial irrevocable purchase order for the purchase of four thousand (4,000) units of the COMPACT-M ("INITIAL PURCHASE ORDER"). GLOCOM agrees to supply such ordered COMPACT-Ms in such quantities and on delivery dates in accordance with the schedule in Exhibit B (the "DELIVERY SCHEDULE") as such schedule may be amended in accordance with Section 6.1. The price for such purchases is set forth below in Section 4.2.

         3.3 ORDER OF RELATED ITEMS. OSN agrees to purchase from GLOCOM pursuant to purchase orders, and GLOCOM agrees to sell to OSN, spare parts, options, accessory items, and SUPPORTING SERVICES to supplement the MINUTES in quantities and prices to be established by mutual agreement and placed in a GLOCOM quotation. It is understood by OSN that the prices will be affected by the quantities ordered. Prices for items that can now be identified are set forth in Exhibit I and attached hereto.

         3.4 FOLLOW-ON ORDERS. OSN may also purchase additional quantities of COMPACT-M pursuant to purchase orders, and GLOCOM agrees to sell to OSN additional quantities of COMPACT-M at OSN's request. The price and delivery schedule for these follow-on orders will be negotiated on the basis of quantity and parts availability, respectively.

4.       PAYMENTS AND PURCHASE PRICES

         4.1 ADVANCE PAYMENTS. OSN agrees to make advance payments to GLOCOM for the purpose of (i) financing the purchase of materials and subcontractor work to manufacture the COMPACT-M, and (ii) reimbursing direct labor costs of GLOCOM employees relating to the development of the COMPACT-M in the amount of no more than one hundred thousand dollars ($100,000) per month for the months of July 1995 November 1995. Within the later of
                  (i) ten (10) business days after the full execution

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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                  of this AGREEMENT or (ii) the delivery to OSN of a working prototype that demonstrates to OSN's reasonable satisfaction that the COMPACT-M will meet the SPECIFICATIONS and demonstrates the ability to make and receive voice calls over the actual Inmarsat-M satellite system, OSN shall cause to be delivered to GLOCOM a letter of credit in the amount of three million dollars ($3,000,000), with an expiration date of January 10, 1996, in the form of Exhibit G ("PAYMENT LETTER OF CREDIT"). GLOCOM shall be entitled to draw under the PAYMENT LETTER OF CREDIT upon the following terms and conditions:

                  4.1.1 All draw requests shall be made only to reimburse GLOCOM for direct employee costs and for the purchase of material parts and subcontractor work necessary to produce the COMPACT-M;

                  4.1.2 The draw requests shall be certified by GLOCOM's Managing Director and the PROGRAM MANAGER (as hereinafter defined) to be in compliance with subparagraph 4.1.1 above;

                  4.1.3 GLOCOM may not request more than two (2) draws under the PAYMENT LETTER OF CREDIT per calendar month;

                  4.1.4 As security for the repayment of the Advance Payments, GLOCOM agrees to open an irrevocable standby letter of credit in favor of OSN in the form of Exhibit H, in the amount of five hundred thousand dollars ($500,000) with an expiration date of no earlier than December 31, 1995 ("STANDBY LETTER OF CREDIT'). GLOCOM may not make any drawings under the PAYMENT LETTER OF CREDIT after July 15, 1995, unless GLOCOM has delivered to OSN the STANDBY LETTER OF CREDIT;

                  4.1.5 GLOCOM shall not be entitled to make any further drawings under the PAYMENT LETTER OF CREDIT in the event:

                           (1) GLOCOM has failed to deliver to OSN the Inmarsat Type Approval as hereinafter defined) by the dates defined in the MILESTONE SCHEDULE, Exhibit C;

                           (2) GLOCOM has failed to deliver the ten (10) BETA UNITS in accordance with the terms of the DELIVERY SCHEDULE and MILESTONE SCHEDULE;

                           (3) OSN rejects the BETA UNITS in accordance with the terms of subparagraph 5.1.3 hereof;

                           (4) GLOCOM fails to deliver to OSN the Initial Production units in accordance with the terms of the DELIVERY SCHEDULE and MILESTONE SCHEDULE;

                           (5) OSN rejects the Initial Production units in accordance with the terms of subparagraph
                                    5.1.3 hereof; or

                           (6)      GLOCOM is in default of any of the
                                    provisions of this AGREEMENT

                  4.1.6 Upon OSN's acceptance of the BETA UNITS and the Initial Production Units in accordance with the terms of the MILESTONE SCHEDULE, and provided that Inmarsat Type Approval is obtained by the dates set forth in the MILESTONE SCHEDULE, OSN shall immediately instruct the bank that issues the STANDBY LETTER OF CREDIT that the STANDBY LETTER

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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                           OF CREDIT is terminated and return the STANDBY LETTER OF CREDIT to GLOCOM.

                  4.1.7 In the event of any dispute regarding a requested draw by GLOCOM under the PAYMENT LETTER OF CREDIT, there shall be a meeting as soon as practical within ten (10) business days between J.D. Pan and Neil Saldin and/or Bill O'Gara to attempt to resolve such dispute within ten (10) business days. In the event such dispute cannot be resolved, either PARTY may terminate this AGREEMENT in accordance with Section 5.3.

         4.2 PRODUCT UNIT PRICES. The unit price for the first four thousand (4,000) units of COMPACT-M under the OSN Initial Order in Section 3.2 shall be two thousand nine hundred ninety nine dollars ($2,999), FOB Rockville, MD., less, three million dollars ($3,000,000) reflecting the total of the Advance Payments in subsection 4.1 plus the sixty thousand dollars ($60,000) LOI deposit payment, divided by four thousand (4,000) (i.e., a price of two thousand two hundred thirty four dollars ($2,234) per unit). Such amount shall be recalculated after the last draw under the PAYMENT LETTER OF CREDIT in the event the full $3,000,000 is not drawn.

         4.3 ACCEPTANCE PAYMENT. Upon the execution of this AGREEMENT and the delivery by GLOCOM of the documents required under Section
                  16.1 hereof, OSN shall pay to GLOCOM twenty five thousand dollars ($25,000) which sum shall not be considered an advance payment under Section 4.1 or a payment on any invoice under section 4.4

         4.4 INVOICES. Upon delivery of PRODUCTS in accordance with the DELIVERY SCHEDULE after the ten (10) BETA UNITS, GLOCOM shall invoice OSN for each monthly batch delivery at the adjusted price per unit specified in section 4.2 and section 3.3 for related items. Invoices shall be paid by OSN within thirty days (30) after invoice date, which invoice date shall be no sooner than the date unit(s) are scheduled and available for shipment. OSN shall have fifteen (15) days to inspect or cause to be inspected each monthly batch delivery and accept or reject PRODUCTS. Any non-conformance to the SPECIFICATIONS as the result of inspection shall be reported to GLOCOM in writing and rejects are to be returned to GLOCOM. OSN may deduct the amount from the invoice for payments due for those units being rejected. Rejects shall be repaired by GLOCOM and shipped to OSN as soon as possible but no later than the next scheduled batch delivery.

5.       DEVELOPMENT AND DELIVERY SCHEDULE

         5.1      DEVELOPMENT OF PRODUCTS.

                  5.1.1 SCHEDULE. The PARTIES have agreed on a schedule for accomplishment of specific events in the development of a commercially marketable COMPACT M PRODUCT, which is set forth in the "MILESTONE SCHEDULE" attached as Exhibit C.

                  5.1.2 PROGRAM MANAGER. GLOCOM agrees to accept a program manager provided by OSN and approved by GLOCOM (the "PROGRAM MANAGER"). The primary function of the PROGRAM MANAGER is to oversee the project - reporting on the performance of the development and manufacturing aspects of this AGREEMENT and to certify allowable draws under the PAYMENT LETTER OF CREDIT. GLOCOM agrees to reimburse OSN fifty percent (50%) of the cost and travel expenses for the PROGRAM MANAGER, with GLOCOM's share not to exceed forty thousand dollars ($40,000). The PROGRAM MANAGER will be required for the first six months. GLOCOM agrees to provide to the PROGRAM MANAGER access to GLOCOM's facilities and all aspects of this project pertaining to development and

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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                           manufacturing. Access to the facilities will be available during business hours and other hours if agreed to by GLOCOM.

                  5.1.3 ACCEPTANCE. OSN will examine and test, and/or cause to be examined and tested, the BETA UNITS and Initial Production Units, as described in the DELIVERY
                           SCHEDULE in Exhibit B attached hereto, upon delivery to reasonably determine the conformance to the SPECIFICATIONS. Within twenty (20) days of delivery, OSN shall either: (I) accept the BETA UNITS or Initial Production PRODUCTS in writing; or (ii) reject the BETA UNITS or Initial Production and provide GLOCOM with a written non-conformance report. GLOCOM will promptly remedy any defects in the PRODUCT and redeliver such PRODUCT to OSN, within ten
                           (10) days after receipt of OSN's non-conformance report, for a second acceptance test. Upon redelivery, OSN shall, within twenty (20) days after such redelivery, either (a) accept the redelivery in writing or (b) reject the redelivered PRODUCTS and at OSN's choice terminate the AGREEMENT pursuant to section 15.3 herein or repeat the process defined by
                           (a) and (b) in this sentence.

         5.2 DEVIATION FROM SCHEDULE. GLOCOM agrees that if GLOCOM fails to achieve a particular milestone more than thirty (30) days after the date specified in the MILESTONE SCHEDULE or delivered more than forty-five (45) days after the date specified in the DELIVERY SCHEDULE for accomplishing that milestone or delivery, then OSN will have the right to re-negotiate the applicable terms of this AGREEMENT or to terminate the AGREEMENT under Section 15.3, or Section 15.2, (subject to the grace period provided therein), whichever is appropriate.

         5.3 INMARSAT TYPE APPROVAL. GLOCOM will be responsible for the complete process required for the Inmarsat-M type approval from Inmarsat for the COMPACT-M and its options and accessories defined in Exhibit A. GLOCOM will deliver to OSN a fully type approved certificate issued by Inmarsat for the COMPACT-M as an Inmarsat M-TES approved for Inmarsat-M voice, fax, and data communications as being defined in the Inmarsat-M SDM. The said type approval certificate shall be in the name of OSN, or in the name that OSN provides GLOCOM in writing, with the model name and number designated by OSN, and will be delivered to OSN in accordance with the MILESTONE SCHEDULE, as set forth in Exhibit C. In accordance with the provisions of the Resale for TAIWAN MARKET, as set forth in Exhibit D, GLOCOM reserves the right to type approve the COMPACT-M under its own model name for the TAIWAN MARKET but is restricted from obtaining type approval to any third party without the written consent of OSN. GLOCOM reserves the right to develop and type approve other non Inmarsat M-TES systems independent of this AGREEMENT.

6.       DELIVERY AND SHIPPING

         6.1      SCHEDULE.

                  6.1.1 PRODUCT DELIVERY SCHEDULE. GLOCOM agrees that it will use its best efforts to ship the PRODUCTS as specified in the DELIVERY SCHEDULE attached as Exhibit B. In the event GLOCOM is unable to deliver PRODUCTS in accordance with the DELIVERY SCHEDULE due to GLOCOM's inability to obtain necessary parts, despite GLOCOM's best efforts, GLOCOM shall not be liable to OSN in accordance with Section 15.5.2.

                  6.1.2 ADJUSTMENT TO DELIVERY SCHEDULE BY OSN. OSN may adjust the DELIVERY SCHEDULE with a DELIVERY SCHEDULE Change Notification ("DSCN") submitted in writing to GLOCOM no more frequently than once every three months, which DSCN may change the DELIVERY SCHEDULE by up to 50% per month for PRODUCTS scheduled for delivery more than three months

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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                           after the DSCN is issued. Notwithstanding the foregoing, there shall be no change in the DELIVERY SCHEDULE to reduce the number of PRODUCTS delivered through March 31, 1996.

                  6.1.3 ADJUSTMENT TO DELIVERY SCHEDULE BY GLOCOM. GLOCOM may request to adjust the DELIVERY SCHEDULE with a DELIVERY SCHEDULE Change Proposal ("DSCP") submitted in writing to OSN no more frequently than once every three months, which DSCP may request a DSCN from OSN in order to increase the DELIVERY SCHEDULE by up to 50% per month for PRODUCTS scheduled for delivery beginning January 1996 and more than three months after the DSCP is issued. Upon receipt of the DSCP, OSN will determine its current delivery requirements and make a best effort to accommodate GLOCOM and issue the requested DSCN to GLOCOM.

         6.2 DELIVERY. GLOCOM shall make delivery of ordered PRODUCTS and related items F.O.B., Rockville, MD. Unless OSN specifies that GLOCOM arrange shipment of ordered PRODUCTS and related items to a particular location, OSN shall be responsible for arranging shipment of the ordered PRODUCTS and items from GLOCOM in Rockville, MD.

         6.3 SHIPMENT BY OSN. If OSN specifies a shipment location for ordered PRODUCTS and items, GLOCOM will arrange for the ordered PRODUCTS and items to be shipped, according to OSN's instructions as to carrier and handling. In the absence of specific direction, GLOCOM will ship by the best commercial means available as determined by GLOCOM. All costs of such shipping and insurance will be charged to OSN's account with the designated carrier.

         6.4 PACKAGING. GLOCOM will use best commercial methods to prevent deterioration and damage during shipment, handling and storage, and to ensure safe arrival at the shipment destination specified by OSN. Prior to commercial shipment of a PRODUCT to OSN, GLOCOM shall provide OSN with samples of the packaging proposed to be used for the PRODUCTS, for OSN's review and approval. GLOCOM's prices include the cost of packaging and preparing the PRODUCTS for shipment.

7.       PRODUCT MARKING

         7.1 OSN SPECIFICATIONS. GLOCOM agrees that the exterior of the PRODUCTS ordered by OSN and the Smart Cards shall include and conform to the colors, labels, name, trademarks, and logos specified by OSN, from time to time.

         7.2 OSN PROVIDED TRADEMARKS. OSN and its customers shall retain ownership of all trademarks and other marks and logos it requires on the PRODUCTS supplied by GLOCOM hereunder, and no right or license to use any provided trademarks, marks, or logos is granted to GLOCOM hereunder, except as needed to manufacture and ship the PRODUCTS supplied to OSN.

         7.3 PACKAGING. GLOCOM shall mark and label all packaging and containers for the shipment and storage of PRODUCTS in accordance with OSN's instructions including packaging colors. All logos, trademarks, labels, and container marks shall be submitted in camera ready format for printing to GLOCOM within thirty (30) days after the signing of this AGREEMENT.


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CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

8.       PRODUCT WARRANTY

         8.1 FACTORY WARRANTY. GLOCOM warrants that each PRODUCT shall conform to the specifications for such PRODUCT and shall be free from defects in material and workmanship, for a period equal to the one (1) year from the date of shipment of such PRODUCT by OSN, or any of its distributors and customers, to the end-user (the "WARRANTY"). The WARRANTY shall extend to OSN, its customers, distributors, and end-users of the PRODUCTS. The Warranty shall specifically exclude any PRODUCTS which have been subject to misuse, negligence, or accident not caused by GLOCOM or which has been repaired or altered by any service unauthorized by OSN. The Warranty given to the end-user will be mutually agreed to by the PARTIES.

         8.2 WARRANTY REPAIR. OSN, in conjunction with its distributors, shall attempt to create a worldwide "swap out" service available to all PRODUCTS end-users. As a result, designated, authorized service stations will be established. End-users may use these designated service stations and request for a swap out if their COMPACT-M unit is under factory warranty and tested to be faulty beyond the service station's own capability to repair. The service station shall replace the end-users faulty unit with a good, working unit from its inventory, if available. GLOCOM shall establish at no charge a special online reporting mechanism using COMPACT-M (one of the free SUPPORTING SERVICES). The Service Station will call (at its expense) this SUPPORTING SERVICES which will activate this swap out so that the end-user's same smart card will work on the new unit. The Service Station, OSN, OSN's distributors and customers, or the end-user will return the faulty unit to GLOCOM. Upon receiving the utility unit, GLOCOM shall promptly repair or replace, at its option and expenses, PRODUCTS that fail to comply with the Factory Warranty in section 8.1. The shipping cost of returning the faulty unit to GLOCOM shall be born by OSN or its designated service station, OSN's distributor and customer, or end-user. The shipping cost after warranty repair from GLOCOM to the originated Service Station, OSN, distributor and customer, or end-user will be at GLOCOM's expense.

         8.3 REPLACEMENT PRODUCTS. Any PRODUCT replaced or repaired under the WARRANTY shall be covered by the WARRANTY until the later of: (a) the end of the original period of WARRANTY for the PRODUCT, or (b) ninety (90) days from the date such PRODUCT is returned to OSN or OSN's customers, distributors, or end-users.

9.       SERVICE OF PRODUCT AFTER WARRANTY PERIOD

         9.1 MAIL-IN SERVICE. GLOCOM agrees to provide mail-in repair service for PRODUCTS after the Factory Warranty has expired for such PRODUCTS. GLOCOM will first check the PRODUCT returned and give OSN an estimate for the repair based on the rate table per repair type as listed in the Mail-in Service of PRODUCT After Warranty Period Rate Table in Exhibit F, attached hereto. GLOCOM will proceed with the repair and charge based on the estimate upon OSN authorization. If the authorization to repair the PRODUCT is not given by OSN, or if GLOCOM receives a PRODUCT after the Factory Warranty for repair of an error or fault, and GLOCOM cannot duplicate or reproduce the error or fault identified by the customer, distributor, or end-user, GLOCOM may charge OSN two hundred twenty five dollars ($225) for a mail-in test and evaluation fee.

         9.2 MAIL-IN REPAIR WARRANTY. GLOCOM warrants that paid repairs performed on a PRODUCT under Section 9.1 outside of the original warranty period shall conform to the SPECIFICATIONS for such PRODUCT and shall be free from defects in material and workmanship for a period of ninety (90) days after delivery of the repaired PRODUCT to the end-user.

CONFIDENTIAL (OSN - GLOCOM)                                       June 28, 1995

         9.3 PARTS REPAIR. GLOCOM agrees to repair accessory items for PRODUCTS, not otherwise covered under Section 9.1, at GLOCOM's best price.

         9.4 SHIPMENT FOR REPAIR. OSN or the end-user of the defective PRODUCT or part is responsible for shipping costs to GLOCOM and GLOCOM is responsible for the shipping cost to return the repaired part (which shall be a part of the price to repair defective PRODUCTS). GLOCOM shall use best efforts to assist OSN to achieve a 48 hour or less repair turn around.

10.      INDEMNIFICATION.

         10.1 PRODUCT LIABILITY. GLOCOM agrees to protect, indemnify and hold OSN harmless from and against all liability resulting from any and all claims by third parties for loss, illegal usages by GLOCOM or any of its other customers by virtue of GLOCOM selling to the TAIWAN MARKET or otherwise, damages, costs, expenses, fines or injury (including death) allegedly caused by or arising from or related to any PRODUCT (exclusive of incidental or consequential damages of OSN), to the extent not caused by fault attributable to OSN and provided that GLOCOM is notified by OSN of all such claims within a reasonable period of time following OSN's initial notification of such claims. Notwithstanding the foregoing, no such claim shall be settled without the express written consent of OSN which consent shall not be unreasonably withheld, and provided that if the entire amount of such claim is covered by GLOCOM's insurance then such claim may be settled without OSN's consent. Prior to OSN settling any claim for which they intend to seek indemnity from GLOCOM, OSN will obtain the express written consent of GLOCOM, which consent shall not be unreasonably withheld.

         10.2 INTELLECTUAL PROPERTY. GLOCOM hereby represents that, to the best of GLOCOM's knowledge, neither the performance by the PARTIES of their obligations nor the exercise of their rights under this AGREEMENT shall infringe on any third party's intellectual property rights. GLOCOM agrees to defend, indemnify and hold OSN harmless from and against any and all damages, claims losses or liabilities, including without limitation, all attorneys' and other professional fees, resulting from such infringement. Notwithstanding the foregoing, GLOCOM shall have no liability to OSN under this
                  Section 10.2 in the event any alleged breach hereunder is based on (i) the use of a PRODUCT in connection or combination with equipment, devices or software not intended for use with the PRODUCTS by GLOCOM, or (ii) the alteration or modification of the PRODUCT, if such claim would have been avoided by the absence of such connection, combination, alteration or modification.

         10.3 INSURANCE. GLOCOM shall obtain and carry in full force and effect, from and after the date it first delivers PRODUCTS to OSN, commercial general liability insurance (including product liability coverage with respect to its PRODUCTS), in the amount of at least one million dollars ($1,000,000) in coverage, which insurance shall name OSN and OSN's customers as additional insured in any such policy of insurance. GLOCOM shall provide OSN a copy of such insurance policy. Additional insured status shall be limited to all liability resulting from any and all claims by third parties for loss, damages, costs, expenses (including reasonable attorney's fees and costs) or injury (including death) allegedly caused by or arising from or related to any PRODUCT, to the extent not caused by fault attributable to OSN. In addition all such policies shall provide that the coverage provided thereby shall not be cancelable without thirty (30) days notice to OSN.

         10.4 OSN agrees to protect, indemnify, and hold GLOCOM harmless from and against all liability resulting from any and all claims by third parties for loss, damages, costs, expenses, fines or injury (including death) allegedly caused by or arising from or related to (i) any alteration or changes to the PRODUCTS performed by OSN without the

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                  consent of GLOCOM, and (ii) as parts sold or provided by OSN with respect to the PRODUCTS without authorization of GLOCOM (exclusive of incidental or consequential damages of GLOCOM), provided that OSN is notified by GLOCOM of all such claims within a reasonable period of time following GLOCOM's initial notification of such claim. Notwithstanding the foregoing, no such claim shall be settled without the express written consent of GLOCOM which consent shall not be unreasonably withheld, and provided that if the entire amount of such claim is covered by OSN's insurance then such claim may be settled without GLOCOM's consent. Prior to GLOCOM settling any claim for which they intend to seek indemnity from OSN in accordance with this section, GLOCOM will obtain the express written consent of OSN, which consent shall not be unreasonably withheld.

         10.5 OSN shall obtain and carry in full force and effect, from and after the date that GLOCOM first delivers PRODUCTS to OSN, commercial general liability insurance (including product liability coverage), in the amount of at least one million dollars ($1,000,000) in coverage which insurance shall name GLOCOM as an additional insured with respect to claims under
                  Section 10.4.

11.      PRODUCT CHANGES

         11.1 GLOCOM may make changes to the PRODUCTS, provided that such changes result in performance and functionality of such PRODUCTS that is at least equivalent to the performance and functionality of the PRODUCTS prior to such changes and notifies OSN as to the nature of the change. Furthermore, GLOCOM may not make changes that affect the external appearance of the PRODUCTS without OSN's prior written consent. Any such changes shall be at no additional cost to OSN.

         11.2 GLOCOM will keep the subject PRODUCTS current, via updates supplied to OSN and/or its customers (at OSN's direction) at no additional charge, with any and all Inmarsat software change notices that are mandatory for proper system operation.

         11.3 Software changes that add optional system features, not in the original Specification for the PRODUCTS, will be provided upon mutual agreement at GLOCOM's best price.

         11.4 GLOCOM shall not make changes which will lessen the PRODUCT's original specifications, delete features, interfere with the functional characteristics, degrade product performance, or change external physical interfaces without prior approval from OSN. If it is determined that the modifications or alterations will not impact the customers of the PRODUCTS, OSN will most likely authorize the changes.

12. PRODUCT TRAINING. GLOCOM shall provide a one-time training course, at a facility to be determined, in the U.S., in installation, usage and maintenance of the PRODUCTS. The training course duration is anticipated to take less than a week and formal presentation material is not required. At such training, GLOCOM shall provide all manuals, documentation, engineering drawings, and other materials necessary for OSN or its customers to develop and provide technical sales and service and maintenance support. OSN will be responsible for the expenses of its personnel attending the training course.

13.      CONFIDENTIAL INFORMATION

         13.1 INFORMATION RECEIVED. Each PARTY shall maintain in confidence and not disclose or use except as permitted in this AGREEMENT
                  (i) any of the other PARTY's proprietary and confidential technical, business, financial, product, marketing and other information which it receives under this AGREEMENT, and (ii) any of the terms and conditions of this AGREEMENT except that the PARTIES may disclose the existence of this AGREEMENT ("CONFIDENTIAL INFORMATION").

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

         13.2 EXCEPTIONS. Section 13.1 shall not apply to, and the receiving PARTY shall have no obligation with respect to, any information which the receiving PARTY can demonstrate:

                  13.2.1 is or becomes public knowledge through no wrongful act of the receiving PARTY,

                  13.2.2 is already known to the receiving PARTY and not subject to an obligation of non-disclosure,

                  13.2.3 is rightfully obtained by the receiving PARTY from any third party without restriction on disclosure and without breach of any obligation owed to the disclosing PARTY,

                  13.2.4 is disclosed pursuant to a lawful requirement of a governmental agency, or

                  13.2.5 is approved for release by written authorization of the disclosing PARTY (GLOCOM acknowledges and agrees that the SPECIFICATIONS shall not be deemed CONFIDENTIAL INFORMATION).

         13.3 FURTHER EXCEPTIONS. OSN may disclose to its distributors, dealers, OEMS, and customers any and all property and confidential technical, product, marketing and other information relating to the PRODUCTS, provided that OSN requires such entities to maintain such information in confidence. In addition, the PARTIES may disclose the terms and conditions of this AGREEMENT to its attorneys, accountants, and Comview Systems Inc. (OSN's consultant).

         13.4     SURVIVAL. The obligations of the parties arising under this
                  Section 13 shall survive for a period of three (3) years following the term or any termination of the AGREEMENT.

14.      PRODUCT PROTECTION AND RIGHT OF FIRST REFUSAL

         14.1 PRODUCT PROTECTION. GLOCOM agrees to limit its product development for Inmarsat M-TES to the COMPACT-M only. GLOCOM reserves all its rights to develop, manufacture and market any other systems including the Mini-M (as defined by the Inmarsat SDM for Mini-M) independently and separately from this AGREEMENT. GLOCOM reserves the right to manufacture and sell all its existing Inmarsat-M models that were Inmarsat type approved prior to December 31, 1994, to any third party.

         14.2 RIGHT OF FIRST REFUSAL. Upon termination of this AGREEMENT, OSN shall be given the right of first refusal with respect to the distribution, exclusive marketing rights, and sales of any of the PRODUCTS. It is understood that due to parts availability and price fluctuations, the delivery and price may vary from that which is stated in this AGREEMENT.

15.      TERM AND TERMINATION

         15.1 TERM. Unless terminated as provided below, this AGREEMENT shall terminate upon the later of (i) two (2) years from the EFFECTIVE DATE or (ii) the delivery by GLOCOM of all PRODUCTS which have been ordered by OSN pursuant to this AGREEMENT.

         15.2 TERMINATION FOR BREACH. Either PARTY may terminate this AGREEMENT upon written notice to the other PARTY, if the other PARTY has committed a material breach or default under the AGREEMENT including the failure to deliver PRODUCTS in accordance with the DELIVERY SCHEDULE (after expiration of the applicable grade period) or the failure to make payments on invoices due as per

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                  Section 4.4, which breach or default remains uncured (i) with respect to non-monetary defaults, thirty (30) days after the date of written notice from the non-breaching PARTY specifying such breach, or (ii) with respect to monetary defaults, ten
                  (10) days after the date of written notice from the non-breaching PARTY specifying such breach.

         15.3 TERMINATION FOR FAILURE TO REACH MILESTONE DATE OR DISPUTE REGARDING PAYMENT LETTER OF CREDIT. Subject to subsection 5.2 hereof, (i) OSN may terminate this AGREEMENT in the event GLOCOM fails to supply those deliverables conforming to the SPECIFICATIONS, within the time frame set forth in the MILESTONE SCHEDULE, and (ii) either PARTY may terminate this AGREEMENT in accordance with Section 4.1.7 hereof. OSN shall not have the right to terminate this AGREEMENT under any other provision of this AGREEMENT as a result of any cause giving it the right of termination under this Section.

         15.4 BANKRUPTCY. Either PARTY may terminate this AGREEMENT upon written notice if the other PARTY becomes bankrupt, insolvent, or unable to pay its debts when due (other than as a result of a default by OSN of this AGREEMENT), or suffers the appointment of a trustee, custodian or receiver for it or a substantial portion of its assets, or shall commence, or have commenced against it, any proceeding under any bankruptcy, reorganization, dissolution, adjustment or debt, or liquidation law or statute, or shall make an assignment for the benefit of creditors. Notwithstanding the foregoing, there should be no right to terminate this AGREEMENT if such involuntary petition in bankruptcy is dismissed within sixty
                  (60) days.

         15.5     CONSEQUENCES OF TERMINATION.

                  15.5.1 In the event OSN terminates the AGREEMENT in accordance with Sections 15.2, 15.3, or 15.4:

                           (1) GLOCOM shall immediately repay OSN for all amounts drawn under the PAYMENT LETTER OF CREDIT which have not been credited to the Purchase Price of PRODUCTS delivered to and accepted by OSN pursuant to Sections 4.2 and
                                    4.4 and OSN shall be entitled to offset all or any portion of such sum by drawing under the STANDBY LETTER OF CREDIT (OSN and GLOCOM agree to negotiate in good faith, payment terms in the event GLOCOM does not have the cash availability to immediately repay OSN).

                           (2) In the event of a default under Section 15.4 OSN shall have the right to use all information of GLOCOM to continue the manufacture of PRODUCTS.

                           (3) In the event of a default under Section 15.2, GLOCOM hereby grants to OSN a license to use all information of GLOCOM necessary for the manufacture of all unfulfilled orders for PRODUCTS under this AGREEMENT.

                           (4) GLOCOM shall immediately instruct the bank that issues the PAYMENT LETTER OF CREDIT that the PAYMENT LETTER OF CREDIT is terminated and return the PAYMENT LETTER OF CREDIT to OSN.

                  15.5.2 In the event OSN terminates this AGREEMENT in accordance with Sections 15.2 and 15.4 only GLOCOM shall be liable for all damages of OSN, including all consequential damages which resulting from OSN's termination of its distributorship, dealer, or OEM contracts; and

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                  15.5.3 In the event of a termination or the expiration of this AGREEMENT, Articles 8, 9, 10, 13, 15, and 16 of this AGREEMENT shall survive the termination.

16.      MISCELLANEOUS RIGHTS AND DUTIES

         16.1 SECURITY. In order to induce OSN to enter into this AGREEMENT and make the Advance Payments defined in subsection 4.1, GLOCOM hereby agrees to grant to OSN a security interest in certain of its assets pursuant to the terms of a Security Agreement, and to cause Chung-Chun Pan, Hanzhong Gao, Shu-Gwei Tyan to guaranty the obligation of GLOCOM under this AGREEMENT pursuant to a Guaranty (limited in recourse only to their stock in GLOCOM), which Guarantees shall be secured by pledge of the guarantor Stock of GLOCOM pursuant to a Stock Pledge Agreement. The form and substance of the Security Agreement, Guaranty, and Stock Pledge shall be satisfactory to OSN.

         16.2 O'GARA-HESS & EISENHARDT ARMORING COMPANY GUARANTY. In order to induce GLOCOM to enter into this AGREEMENT, and upon the payment of twenty five thousand dollars ($25,000) from GLOCOM to O'Gara-Hess & Eisenhardt Armoring Company, O'Gara-Hess & Eisenhardt Armoring Company will guaranty the payment obligations under Section 4.4. The form and substance of this Guaranty shall be satisfactory to GLOCOM.

         16.3 NO ASSIGNMENT. Neither this AGREEMENT nor any right or obligation hereunder may be assigned or delegated by either PARTY without the prior written consent of the other PARTY, and any attempted assignment or delegation not in conformity with this Section 16 shall be null and void.

         16.4 SUCCESSOR. Notwithstanding anything in this AGREEMENT to the contrary, this AGREEMENT with all rights and obligations hereunder shall be binding upon and insure to the benefit of any successor to which either PARTY directly or indirectly transfers all or substantially all of its business and assets pertaining to the PRODUCT, whether by merger, sale of assets, sale of stock or otherwise, provided that in the event of any assignment by OSN, O'Gara-Hess & Eisenhardt's guaranty shall not be abrogated. The PARTY making such a transfer shall assign this AGREEMENT and the rights and obligations hereunder and obtain from the assignee, in a form satisfactory to counsel for the other PARTY, an acceptance of such assignment and an assumption of all of the assignor PARTY's obligations under this AGREEMENT.

         16.5 NOTICES AND COMMUNICATIONS. Except as otherwise specifically provided herein, notices and other communications by a PARTY under this AGREEMENT shall be deemed given the next business day after the date when sent via Federal Express or some other nationally recognized courier service, addressed as follows or as from time to time otherwise directed in writing by either PARTY.

                           To GLOCOM:        Mr. J.D. Pan
                                             GLOCOM Inc.
                                             1803 Research Blvd., Suite 401
                                             Rockville, MD 20850

                           To OSN:           Mr. Bill O'Gara
                                             O'Gara Satellite Networks
                                             1 Brandywine Drive
                                             Deer Park, NY 11729

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                       With a copy to:       Mr. Nicholas Carpinello
                                             O'Gara Satellite Networks
                                             9113 Le Saint Drive
                                             Fairfield, Ohio 45014

         16.6 EXCUSED PERFORMANCE. Neither PARTY shall be liable for damages because of delays in or failure of performance required under this AGREEMENT when such delay or failure is due to acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, shortage of power, or other cause beyond such PARTY's reasonable control and without its fault or negligence, provided that such PARTY (a) uses best efforts to promptly notify the other in advance of conditions which will result in any such delay in or failure of performance,
                  (b) uses best efforts to avoid or remove such conditions, and
                  (c) immediately continues performance whenever such conditions are removed.

         16.7 INTEGRATION. This AGREEMENT, the Exhibits annexed hereto, and the documents described in Section 16.1 are intended to be the sole and complete statement of the obligations of the parties. These supersede any other agreement or understanding (including without limitation the LOI, which is terminated), whether written or oral, that may have been previously made or entered into with regard to the subject matter hereof by OSN or GLOCOM.

         16.8 MODIFICATION. This AGREEMENT may not be altered, amended or modified, except by formal agreement in writing signed by duly authorized representatives of both PARTIES. Purchase orders, purchase order acknowledgments, acceptance forms, and other printed documents, to the extent they deviate from the terms of this AGREEMENT, shall not constitute an alteration, amendment or modification,, unless such specific terms are acknowledged and accepted in writing signed by both PARTIES.

         16.9 WAIVER OR DELAY. Any waiver or delay in the exercise by either PARTY hereto of its rights to terminate hereunder or to enforce any provision of the AGREEMENT for any breach by the other PARTY shall not prejudice such PARTY's right of termination or enforcement for any further, continuing or other breach by the other PARTY.

         16.10 SEVERABILITY. In the event that any provision contained in this AGREEMENT should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction where enforcement is sought, such invalidity or unenforceability shall not affect any other provision of this AGREEMENT and this AGREEMENT shall be construed as if such invalid or unenforceable provision had not been contained herein.

         16.11 GOVERNING LAW. This AGREEMENT shall be interpreted and construed, and the legal regulations created herein shall be determined, in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws. The parties consent to jurisdiction and venue for any litigation, arbitration or other proceeding arising out of the AGREEMENT or the subject matter hereof in Maryland.

         16.12 HEADINGS. The Section and Paragraph headings within this AGREEMENT are for convenience only and shall neither be considered a part of, nor affect the construction or interpretation of, any provision of this AGREEMENT.

         16.13 COMPLIANCE WITH LAWS. Each PARTY shall, in the performance of this AGREEMENT, fully comply with all applicable federal, state, local and other governmental laws and regulations, including laws governing the import and export of goods, and licensing. GLOCOM shall be responsible for obtaining the ECCN number from the U.S.
                  Department of Commerce for the sale of the PRODUCTS.

         16.14 REPRESENTATIONS. OSN and GLOCOM represent and warrant to each other that each has the right and power to enter into this AGREEMENT.

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995


         16.15 RELATIONSHIP OF PARTIES. The relationship of OSN and GLOCOM as established under this AGREEMENT shall be and at all times remain one of independent contractors, and neither PARTY shall be at any time or in any way represent itself as being a dealer, agent, franchisee or other representative of the other PARTY or as having authority to assume or create obligations or otherwise act in any manner on behalf of the other PARTY. The PARTIES agree to act in good faith with respect to their obligation under this AGREEMENT.


         IN WITNESS WHEREOF, the PARTIES hereto have executed this AGREEMENT.



O'GARA SATELLITE NETWORKS, LTD.                               GLOCOM INC.

/s/ W. T. O'Gara                                              /s/ Chung-chun (J.D.) PAN
- ---------------------------------------------                 ---------------------------------------------------
Signature                                                     Signature


W. T. O'Gara                                                  Chung-chun (J.D.) PAN
- ---------------------------------------------                 ---------------------------------------------------
Name                                                          Name


President                           7/6/95                    Vice President                 6/30/95
- ---------------------------------------------                 ---------------------------------------------------
Title                               Date                      Title                                       Date


CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                                    EXHIBIT A
                                    PRODUCTS

COMPACT-M (CODE NAME) - INMARSAT-M PORTABLE MES
- -----------------------------------------------
Physical Characteristics:
- -------------------------

         Assembly:                  Plastic Housing with internal die-cast
                                    aluminum RF module.

         Packaging:                 Generally shaped as a lap-top personal
                                    computer. Unique folding antenna design with a hinge device that keeps the antenna tilted in any angle position.

         Size:                      6.8" x 11.3" x 2.8", maximum

         Weight: 5.2 lbs (not including handset, power cord or options)

         Operating Temperature:     -25(degree)C to +55(degree)C

         Humidity:                  95% non-condensing at 40(degree)C

Electrical Characteristics:
- ---------------------------

         Specification:             Meets Inmarsat-M SDM for Portable MES.

         Power Input:               10 to 16 VDC

         Power Consumption:         65 Watts Transmit (+/- 5 Watts), 25
                                    Watts Receive

         Antenna Gain:              15.5 dB

         G/T:                       -12 dB/K

Functional Characteristics:
- ---------------------------

         Voice:                     6.4 kbps digital

         Fax:                       2.4 kbps (CCITT Group 3)

         Data:                      2.4 kbps (Hayes compatible commands)

         External Interfaces:       Voice (RJI 1), Fax (RJ11), Data Port
                                    (RS-232; 9-pin)

         Fax/Printer:               Combined Functionality

         Smart Card System:         Smart Card provides method of distributing
                                    pre-paid Minutes (to be defined).

Included Accessories:               12 VDC Power Cord
- ---------------------               DTMF 2-wire Handset
                                    Compass
                                    Smart Card
                                    Carrying Handbag

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

OPTIONS AND ACCESSORIES
- -----------------------

         Integrated Features:
         --------------------

                  Secure Telephone:         2.4 kbps STU III

                  Remote Antenna:           Interface and External Antenna


         Peripherals:
         ------------

                  Power Converter:          AC/DC with built-in Battery Charger

                  Battery Pack:             Rechargeable

         Mini-M Upgrade:                    Return to factory upgrade
         ---------------                    Includes Rechargeable Battery Pack
                                            in Compact-M package.

         Subscription Service:              24-hour, 7-day, automated dial-up
                                            service allowing end-users to
                                            purchase additional minutes.

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                                                     EXHIBIT B
                                                 DELIVERY SCHEDULE

========================================================================================================================
                         QUANTITY                                                    DELIVERY
- ------------------------------------------------------------------------------------------------------------------------
                     10 (Beta Units)                                               Aug 15, 1995
- ------------------------------------------------------------------------------------------------------------------------
                 10 (Initial Production)                                             Sep 1995
- ------------------------------------------------------------------------------------------------------------------------
                            55                                                       Oct 1995
- ------------------------------------------------------------------------------------------------------------------------
            85 (Includes updating Beta Units)                                        Nov 1995
- ------------------------------------------------------------------------------------------------------------------------
                           110                                                       Dec 1995
- ------------------------------------------------------------------------------------------------------------------------
                           140                                                       Jan 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Feb 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Mar 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Apr 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       May 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Jun 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                      July 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Aug 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Sep 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Oct 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Nov 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Dec 1996
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Jan 1997
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Feb 1997
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Mar 1997
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Apr 1997
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       May 1997
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Jun 1997
- ------------------------------------------------------------------------------------------------------------------------
                           200                                                       Jul 1997
- ------------------------------------------------------------------------------------------------------------------------
                           4000
========================================================================================================================

Note:  Months indicated imply the last day of the month except where indicated

CONFIDENTIAL (OSN - GLOCOM)                                        June 28, 1995

                                    EXHIBIT C
                               MILESTONE SCHEDULE

===========================================================================
ACTIVITY                                                       DATE DUE
- ---------------------------------------------------------------------------
Deliver Working Prototype (voice)                             26 Jun 95
- ---------------------------------------------------------------------------
Execute Agreement                                             26 Jun 95
- ---------------------------------------------------------------------------
Deliver Standby Letter of Credit                              15 Jul 95
- ---------------------------------------------------------------------------
Type Approval (voice)                                         15 Aug 95
- ---------------------------------------------------------------------------
Type Approval (fax)                                           15 Aug 95
- ---------------------------------------------------------------------------
Pre-Production (Beta Units for Beta Test)                     20 Aug 95
- ---------------------------------------------------------------------------
Receipt of Type Approval Certificate (voice and fax)          31 Aug 95
- ---------------------------------------------------------------------------
Type Approval (data) *                                        15 Sep 95
- ---------------------------------------------------------------------------
Initial Production                                            30 Sep 95
- ---------------------------------------------------------------------------
Subscription Service                                          30 Sep 95
===========================================================================


* Type Approval for Data and Secure will be dependent on LES service availability

CONFIDENTIAL (OSN - GLOCOM)                                       June 28, 1995

                                    EXHIBIT D
                            RESALE FOR TAIWAN MARKET


1. For Products that are being resold to Glocom for the Taiwan Market, it is agreed that Glocom has exclusivity.

2.       These Products are intended for sale by Glocom into the Taiwan Market.

3. Glocom shall private label these Products for the Taiwan Market and at Glocom's option obtain a separate Type Approval certificate.

4. The requirements for Product Marking, defined in Section 7, shall be deleted.

5.       All sections of the Agreement remain valid for this resale except
         Section 7.

6. Glocom will ship-in-place to Glocom Inc., who for this transaction will be an OSN customer. Glocom will provide the same documentation for these shipments as required for any other shipment as defined in this Agreement.

7. OSN will invoice Glocom Inc. in the amount of three thousand dollars ($3,000) for the Compact-M.

8. Glocom agrees that the suggested list price for the Products will be set by OSN.

9. Glocom agrees that it will sell the Products only in the Taiwan Market and will use its best efforts to prevent others from re-selling the Products anywhere in the world.

CONFIDENTIAL (OSN - GLOCOM)                                       June 28, 1995

                                    EXHIBIT E
                                 SPECIFICATIONS



               Specifications are immediately following this page



                 Specification 100001 - Revision: June 25, 1995

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                               SPECIFICATION FOR A

                                    COMPACT-M

                         INMARSAT-M MOBILE EARTH STATION



















O'Gara Satellite Networks

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                                TABLE OF CONTENTS

1.0      Scope .....................................................1

2.0      Applicable Documents ......................................1

3.0      Requirements - General ....................................1

3.1      Land Transportable Earth Station - General ................1

3.1.1    Inmarsat Services .........................................1

3.1.2    Physical Characteristics ..................................2

3.1.3    DC Power Input ............................................2

3.1.4    Two-wire Telephone Interface ..............................2

3.1.5    Two-wire Fax Interface ....................................2

3.1.6    Serial Data Device Interface ..............................3

3.1.7    Smart Card Interface ......................................3

3.1.8    Environment ...............................................3
         3.1.8.1  Operating Conditions .............................3
         3.1.8.2  Storage, Handling and Transportation .............3

3.1.9    Control Capabilities and Voice Prompt Interface ...........4
         3.1.9.1  Speed Dialing ....................................4
         3.1.9.2  Satellite Selection ..............................4
         3.1.9.3  Print Call Logs ..................................4
         3.1.9.4  Change LES for the Next Call .....................5
         3.1.9.5  Check Account Balance ............................5
         3.1.9.6  Check Call-in-Absence Notice .....................5
         3.1.9.7  Check E-Mail Notice ..............................5
         3.1.9.8  Order Additional Minutes .........................6
         3.1.9.9  Perform Self-test ................................6

3.1.10   Help Instructions .........................................6

3.1.11   System Administration Functions ...........................6
         3.1.11.1 Change PIN Number ................................7
         3.1.11.2 Set Date and Time ................................7
         3.1.11.3 Select Voice Prompt Language .....................7

         3.1.12   Change Terminal Configuration ....................7
         3.1.12.1 Add Option .......................................7
         3.1.12.2 Upgrade System Software ..........................7
         3.1.12.3 Change Default LES ...............................8
         3.1.12.4 Change/Disable Forward/Return ID Pair & ISDN .....8

3.1.13   Visual Signal Meter .......................................8

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



3.1.14   Other Indicators ...................................8

3.2      Telephone ..........................................8

3.3      Carrying Case ......................................9

3.4      Compass ............................................9

3.5      DC Line Cord .......................................9

3.6      User Documentation .................................9

3.7      Reliability ........................................9

3.8      Maintainability ....................................9

3.9      Options and Accessories ............................9

3.9.1    Integrated Features ...............................10
         3.9.1.1  Secure Telephone Operation ...............10
         3.9.1.2  Remote Antenna ...........................10
         3.9.1.3  Mini-M Upgradability .....................10

3.9.2    Peripherals .......................................10
         3.9.2.1  Fax/Printer ..............................10
         3.9.2.2  AC-DC Converter/Battery Charger ..........11
         3.9.2.3  Rechargeable Battery Pack ................11

3.9.3    Services ..........................................11
         3.9.3.1  Subscription Service .....................11
         3.9.3.2  Repair Service ...........................11

3.10     Safety ............................................11

4.0      Quality Assurance Provisions ......................12

4.1      Design Verification Tests .........................12

4.2      Manufacturing/Quality Assurance Plan ..............12

5.0      Warranty ..........................................12

                                                    Exhibit E - Specifications

SPECIFICATION 100001                                REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



1.0      Scope

         This specification defines the requirements for a portable Inmarsat-M Land Transportable Earth Station system of components. The product's designation shall be "Compact-M."

2.0      Applicable Documents

         Inmarsat-M - System Development Manual

3.0      Requirements- General

         The system defined in this specification is a portable satellite communications terminal that operates with the Inmarsat-M System. The basic system consists of an Inmarsat-M Land Transportable Earth Station
         (MES) with integral Smart Card system, a 2-wire telephone handset, compass, 12 VDC power cord, carrying bag and manual.

3.1      Land Transportable Earth Station - General

         The MES shall consist of a Smart Card equipped transreceiver with antenna, transmit and receive electronics and software and a 2-wire telephone that when connected to a source of 12 volt DC power will allow the user to communicate over the Inmarsat-M Satellite System. The MES shall provide 2.4 Kbpsfax and data service as well. The Land Transportable Earth Station (M-TES) defined herein, shall meet all applicable requirements of the current version (and future updates relating to the services defined in paragraph 3.1.1 below) of the System Definition Manual for Inmarsat-M Land Transportable Earth Stations for the services and environment defined herein. Meeting these requirements shall be demonstrated by the Compact-M receiving full Inmarsat Type Acceptance under the OSN name for those services and conditions. As a system conversion option, the Compact-M shall be factory upgradeable to meet the requirements of Inmarsat-Mini-M as defined herein.

3.1.1    Inmarsat Services

         The basic Compact-M shall provide Inmarsat-M voice service, 2.4 Kbps Group 3 fax service and 2.4 Kbps Hayes command compatible data service (pending LES service availability). The terminal's design shall be flexible (within existing packaging constraints) to allow for future enhancements to provide optional additional services as they are developed and approved by Inmarsat.

3.1.2    Physical Characteristics (see Figure 1)

         The terminal shall be contained in a case with maximum dimensions as follows:
                  length-           11.3"
                  width-            6.8"
                  height-           2.8"

         The terminal's weight shall be less than or equal to 5.2 lbs., not including handset or AC-DC converter or DC power cable. The terminal shall include a folding antenna which, when folded, fits within the dimensions defined above. The antenna shall be equipped with rotary RF joints which shall hold the operator determined position without the need for props or other mechanical devices. All RF cables shall be fixed and shall not flex as the antenna is opened or raised/lowered to its proper elevation position.

                                                     Exhibit E - Specifications

SPECIFICATION 100001                                 REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



3.1.3    DC Power Input

         The terminal shall be provided with an input connector for its DC power input. The terminal shall operate within specifications over a range of input voltage from 10 to 16 volts DC.
         Terminal input power requirements shall be as follows:
                  Receive mode -            15 watts max.
                  Transmit mode-            65 +/-5 watts

3.1.4    Two-wire Telephone Interface

         A single RJ-11 jack shall be provided on the outside surface of the terminal for connection of a standard 2-wire telephone. It shall be possible to connect a 2-wire fax machine to this interface and make outgoing fax calls by dialing a * at the end of the destination number.

3.1.5    Two wire Fax Interface

         A single RJ-11 jack shall be provided on the outside surface of the terminal for connection of a standard 2-wire fax machine. All incoming fax calls shall be routed to this interface. Outgoing calls made from this interface shall be designated as fax calls only.

3.1.6    Serial Data Device Interface

         A 9 pin D female connector shall be provided on the outside surface of the terminal for a serial data port for connection to a computer or other serial data device. The terminal shall communicate over this port using RS-232C electrical specifications acting in the DCE (Data Communication Equipment) mode. The connector shall carry the following RS-232C signals as a minimum: TXD, RXD, RTS, CTS, GND, DSR, DTR.

3.1.7    Smart Card Interface

         The terminal shall be equipped with a Smart Card Interface and starter card. IN ORDER TO USE THE TERMINAL, IT SHALL BE NECESSARY TO INSERT A SMART CARD CONTAINING APPROPRIATE INFORMATION. Operation of the terminal with regard to the Smart Card shall be defined by mutual agreement between the parties and described in an Appendix to this specification prior to receiving Type Acceptance.

3.1.8    Environment

3.1.8.1  Operating Conditions

         The M-TES shall meet all specified requirements over an ambient temperature range of -25 degrees C to + 55 degrees C, without solar radiation and relative humidity up to 95% without condensation.

3.1.8.2  Storage, Handling and Transportation

         The M-TES shall not sustain damage when transported or stored in any combination of the following conditions:
           Ambient temperature       -40 degrees C. to +60 degrees C.
           Humidity                  up to 95% non-condensing
           Shock and Vibration       as would be encountered during normal
                                     handling of a PC-like device and during
                                     transportation within a protective case
                                     on a commercial airline,

                                                    Exhibit E - Specifications

SPECIFICATION 100001                                REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------




3.1.9    Control Capabilities and Voice Prompt Interface

         The terminal shall provide to the operator of the terminal, the capabilities listed below through the use of the telephone keypad and voice prompts enunciated by the handset earpiece. The voice prompts and instructions shall be in English. If storage capacity permits, the terminal shall include the capability to include a second, factory selectable language. The secondary language shall include, as a minimum, Arabic, Russian, French, Spanish and German. These capabilities are defined in the paragraphs that follow.
                  1)       speed dialing
                  2)       satellite selection
                  3)       print call logs
                  4)       change the LES to be used for the next call
                  5)       check account balance
                  6)       check call-in-absence notice
                  7)       check E-Mail notice
                  8)       order additional minutes
                  9)       perform self-test
                  10)      help instructions
                  11)      system administration functions
                  12)      others to be defined

3.1.9.1  Speed Dialing

The operator shall be able to enter and change up to 10 frequently called numbers into the terminal. After a number has been entered, it shall be possible to place a call to that number by entering a star (*) command sequence, followed by a single digit corresponding to the number entered. The stored number shall include the Inmarsat Dialing prefix (can be omitted if call prefix is 00), the country code, city or area code, telephone number and the dialing termination code (# for voice call or * for fax call).

3.1.9.2  Satellite Selection

         The operator shall be able to select any of the Inmarsat satellites by entering a star (*) command followed by a numeric entry from the telephone keypad. The voice prompt will enunciate each available satellite and its correct numeric code. After entry, the voice prompt will provide confirmation of the satellite selection or indicate that the entry was invalid.

3.1.9.3  Print Call Logs

         The operator shall be able to print call logs stored in the terminal by entering a star (*) command and a Personal Identification Number (PIN) plus a digit that specifies the time period covered by the call log for the PIN entered. Tune period selections shall include this week or month, last week or month, or all activity stored. A supervisory PIN shall be able to print all terminal activity for all users. The call log shall have a capacity of 1,000 calls and shall store the caller, date, time and duration of the call, the number called and the type of call. When the capacity of 1,000 calls is reached, the call log will remove records on a first-in first out basis. It shall be possible to direct the printout to either a fax machine or PC fax connected to the fax port or to a printer or PC connected to the data port.

3.1.9.4  Change LES for the Next Call

         The operator shall be able to change the LES for the next call by entering a star (*) command and the three digit LES access code number. The voice prompt will confirm the selection or indicate that the entry was invalid. At the completion of the call, the terminal will

                                                    Exhibit E - Specifications

SPECIFICATION 100001                                REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



         automatically revert to the default LES. The operator shall be reminded that changing the LES may result in higher charges and that the charges are not covered by the prepaid Smart Card.

3.1.9.5  Check Account Balance

         The terminal shall provide the capability for the operator to determine the amount of time that remains on the operator's pre-paid smart card. This shall be accomplished by entering a star (*) command along with a PIN. The account balance in minutes shall be enunciated by the voice prompt, along with instructions that define the star command that is used to order more time.

3.1.9.6  Check Call-in-Absence Notice

         As an optional feature, the terminal shall have the capability for the operator to request a participating LES to down-load to the terminal, a list of all terrestrial originated calls that were made to the terminal during the time that the terminal was not responding to incoming call announcements. The information shall be transmitted via the Inmarsat data service and stored in the terminal for printing or down-loading to a PC. Note: this capability shall be made available after operating specifications, procedures and exclusivity agreements have been developed with the participating LESs.

3.1.9.7  Check E-Mail Notice

         As an optional feature, the terminal shall have the capability for the operator to request a participating LES to down-load to the terminal a list of all E-Mail stored in the LES mail box for the current operator of the terminal. The list shall be transmitted over the Inmarsat data service and stored in the terminal for down-loading to a PC. Transfer of the E-Mail to the terminal shall be controlled using the PC. Note: this capability shall be made available after operating specifications, procedures and exclusivity agreements have been developed with the participating LESs.

3.1.9.8  Order Additional Minutes

         The terminal shall provide the capability for the operator to make a call to a Subscription Service to request additional minutes to be purchased and added to the Smart-Card currently inserted into the terminal. The operation shall be accomplished by entering a star (*) command which will result in a voice call being placed to the subscription center which will respond with voice prompts requesting a credit card number, a PIN and a numeric entry corresponding to the number of minutes being purchased (in multiples of 100). The terminal shall have the capability to receive, recognize and decode a DTMF response from the subscription center. The terminal shall then confirm the transaction with a voice announcement, allow the operator to confirm it and enter the purchased minutes into the Smart-Card.

3.1.9.9  Perform Self-test

         The terminal shall conduct a test immediately after power is applied. This test shall result in an indication to the operator that the terminal is ready for use or that a failure has occurred.

3.1.10   Help Instructions

         The terminal shall provide audible operating instructions using the voice prompt system. Selection of topics shall be controlled by entering star commands and additional numeric entries.

                                                    Exhibit E - Specifications

SPECIFICATION 100001                                REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------




3.1.11   System Administration Functions

         The terminal shall provide the capability to distinguish levels of authority for different users of the terminal and allow administrative personnel to perform functions that are not allowed by non-administrative personnel. The following functions shall be allocated to administrative personnel only: 1) change PIN numbers; 2) set date and time; 3) select voice prompt language (if a second language is available).

3.1.11.1 Change PIN Number

         The terminal shall allow an administrator to change the Personal Identification Number (PIN) by entering a star (*) command and following the voice prompts to enter original and new PINs. The terminal shall confirm the new selection with a voice message.

3.1.11.2 Set Date and Time

         The terminal shall allow an administrator to set the current date and time by entering a star command and PIN number, and then following the instructions provided by the voice prompt system to enter date and time information.

3.1.11.3 Select Voice Prompt Language

         If the terminal can support a second language, it shall be possible for an administrator to select either English or the secondary language for voice prompts by using a combination of star commands and numeric entries.

3.1.12   Change Terminal Configuration

         The terminal shall allow an administrator to change terminal configuration including the following: 1) add options; 2) upgrade system software; 3) change default LES; 4) change and/or disable forward and return ID pair and Inmarsat Serial Number. Changes to these items shall require factory authorization codes to be entered into the terminal by an authorized agent.

3.1.12.1 Add Options

         The terminal shall be designed such that an authorized agent shall be able to enable options (for example, Secure Mode Operation) by entering an encrypted code into the terminal from a PC running proprietary software.

3.1.12.2 Upgrade System Software

         The terminal shall provide the capability to allow an authorized agent to upgrade the terminal software from a PC running proprietary software.

3.1.12.3 Change Default LES

         The terminal shall allow an authorized agent to change the default LES from a PC running proprietary software.

3.1.12.4 Change/Disable Forward/Return ID Pair & ISN

         The terminal shall be designed to allow an authorized agent to change the forward and return ID pair (FRP) and Inmarsat Serial Number (ISN) to allow for terminal substitution in the case

                                                     Exhibit E - Specifications

SPECIFICATION 100001                                 REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



         of terminal failure. Suitable control procedures shall be defined and implemented to ensure proper security and billing consistency.

3.1.13   Visual Signal Meter

         The terminal shall provide a visual signal meter in the form of a series of LEDs to indicate the relative signal strength of the incoming signal. There shall be at least two different color groups representing marginal signal and acceptable signal level. There shall be sufficient number of LEDs in the acceptable signal level group to allow the operator to detect signal level changes when the antenna is close to the center of the satellite beam so that the antenna can be aimed within 5 degrees of the beam peak.

3.1.14   Other Indicators

         The terminal shall be equipped with LEDs that indicate the terminal: 1) is ready to make or receive a call; 2) has detected a fault which may prevent the terminal from operating properly; 3) is in transmit mode.

3.2      Telephone (see Figure 2)

         A 2-wire telephone shall be provided with the terminal. The telephone shall be completely contained in a handset and shall include a standard 12 button DTMF keypad, an ON/OFF HOOK mechanism, earpiece and microphone and shall be housed in an aesthetically pleasing, modern looking handset. The handset dimensions and weight shall be consistent with the terminal size. The telephone shall include a removable 6 foot coiled cord. Figure 2 shows the desired envelope for the handset.

3.3      Carrying Case (see Figure 3)

         A carrying case with handle shall be provided with each terminal. The case shall be constructed of nylon or vinyl material (with protective cushioning material) and shall be designed to carry the terminal, a compass, manual, DC power cord and the handset.

3.4      Compass

         A compass shall be provided to assist the operator in aiming the terminal. The compass shall have built-in marking showing the minimum 12 compass points.

3.5      DC Line Cord

         A 6 foot long DC line cord shall be provided for each Compact-M terminal. The line cord shall be provided with a connector to interface with the Compact-M terminal on one end and an automotive cigarette lighter adapter on the other end.

3.6      User Documentation

         The Compact-M shall include an operator's manual. The form factor of the manual shall be such that it can be included in the carrying case with minimal increase in size of the case.

3.7      Reliability

         The terminal shall be designed to have a high reliability (a goal of 15,000 hours MTBF @ 30 degrees C). The equipment shall be designed such that all parts are operated within the manufacturer's specified tolerances for all environmental conditions defined in this specification.

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------




3.8      Maintainability

         The terminal shall be designed to support a field swap-out and factory repair maintenance philosophy. Details shall be defined in the contract.

3.9      Options and Accessories

         The following options and capabilities shall be designed and made available for the Compact-M:

         1) Integrated
                  1) Secure Telephone Operation (STU-III @ 2.4Kb/s)
                  2) Remote Antenna
                  3) Mini-M Upgrade
         2) Peripherals
                  1) Fax Printer (Combined Functionality)
                  2) AC/DC Power Converter
                  3) Rechargeable Battery Pack
         3) Services
                  1) Subscription Service

3.9.1    Integrated Features

3.9.1.1  Secure Telephone Operation

         The terminal shall be capable of providing 2.4 Kb/s Secure Telephone operation when used with an STU-III secure telephone and an LES providing the service. The terminal shall be capable of operating with either COMSAT and/or IDB protocols.

3.9.1.2  Remote Antenna

         As a goal, the terminal shall have the capability to allow an operator to connect a remote (up to 50 feet) antenna to the Compact-M, without requiring the built-in antenna to be disconnected. Glocom shall develop a design approach to address this need and shall develop the antenna, antenna coupling mechanism and cable.

3.9.1.3  Mini-M Upgradability

         The Compact-M shall be designed to be factory upgraded to provide Inmarsat-Mini-M service. This optional upgrade will result in a fully compliant Mini-M terminal. As a goal, the unit shall include a built-in battery in the same form factor as defined in paragraph 3.1.2.

3.9.2    Peripherals

3.9.2.1  Fax/Printer

         The terminal shall have the capability to print information on a standard Group 3 fax machine. A lightweight, compact fax machine shall be selected and appropriate software developed for the Compact-M to provide this feature.

3.9.2.2  AC-DC Converter/Battery Charger (see Figure 4)

         An AC-DC Converter/Battery Charger shall be designed for the terminal. This optional unit, shall provide the following capabilities: a) operation from universal AC power, b) power ON/OFF control for the terminal; c) battery charging from either external AC or external DC

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



         power sources; and, if possible, d) battery replacement during a call. AC and DC power cords shall be provided with this option. The DC power cord shall include a mating connector to the DC input of the Compact-M on one end and a connector that mates with the battery pack and AC-DC Converter on the other end. Detailed requirements for the AC-DC converter are defined in OSN Specification 100002.

3.9.2.3  Rechargeable Battery Pack

         An optional rechargeable battery pack shall be designed for terminal. The pack shall use nickel-metal-hydride batteries and shall provide a minimum of 65 volt-amp hours of capacity. Detailed requirements for the battery pack are defined in OSN Specification 100002.

3.9.3    Services

3.9.3.1  Subscription Service

         A subscription service shall be developed and implemented which allows a Compact-M user to initiate a voice call on the Inmarsat-M system to the service to request additional prepaid minutes to be added to the terminal's Smart-Card. The service shall receive the request, perform a credit check with the subscriber's credit card company and update the Smart-Card with the requested additional minutes through the use of an encrypted DTMF code or voice announcement system. The subscription service shall also be equipped to receive Smart-Cards returned by subscribers and users, add the minutes and return the cards.

3.9.3.2  Repair Service

         A repair service shall be established and maintained as provided for in the contact.

3.10     Safety

                             PROPRIETARY INFORMATION
                             -----------------------

         The termination shall be designed such that it will not pose a safety threat to the operator of the terminal or those in its vicinity. Hazards such as electrical shock, touch temperature, flammability of materials, mechanical interfaces and radiation exposure shall be minimized in accordance with accepted industry standards.

4.0      Quality Assurance Provisions

4.1      Design Verification Tests

         Product conformance with the requirements of this specification shall be validated by performing a series of analyses, inspections, demonstrations and tests as specified in Table 1 Design Verification Matrix. The tests shall include those tests required to gain Inmarsat Type Approval. Glocom shall provide OSN with a complete set of Inmarsat Type Approval test documentation including test plans, analyses and data sheets.

4.2      Manufacturing/Quality Assurance Plan

         Glocom shall provide to OSN an ISO 9000 or equivalent manufacturing/quality assurance plan which shall define the manufacturing and quality assurance processes that will be used to produce and service the article manufactured under this program.

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



5.0      Warranty

         Glocom shall warranty the terminal components to be free from defects in design, materials and workmanship for a period of one year from the date of shipment to the end-user. Items returned to Glocom under the warranty shall be repaired or replaced at no charge to the party.

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                             PROPRIETARY INFORMATION
                             -----------------------

                                     TABLE 1
                                     -------

                           DESIGN VERIFICATION MATRIX
                           --------------------------

Para.               Requirement                          Inspection        Analysis         Demonstration         Text

3.1                 Land Transportable Earth                 X                X                   X                 X
                    Station - General

3.1.1               Inmarsat Services                                                             X

3.1.2               Physical Characteristics                 X

3.1.3               DC Power Input                                                                                  X

3.1.4               Two-wire Telephone                       X                                    X
                    Interface

3.1.5               Two-wire Fax Interface                   X                                    X

3.1.6               Serial Data Device Interface             X                                    X

3.1.7               Smart-Card Interface                     X                                    X

3.1.8               Environment                                                                                     X

3.1.9               Control Capabilities and                                                      X
                    Voice Prompt Interface

3.1.10              Help Instructions                                                             X

3.1.11              Systems Administration                                                        X
                    Functions

3.1.12              Change Terminal                                                               X
                    Configuration

3.1.13              Visual Signal Meter                      X                                    X

3.1.14              Other Indicators                         X                                    X



                                     - 33 -

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                             PROPRIETARY INFORMATION
                             -----------------------

Para.               Requirement                             Inspection        Analysis         Demonstration        Text

3.2                 Telephone                                   X                                    X

3.3                 Carrying Case                               X

3.4                 Compass                                     X

3.5                 DC Line Cord                                X

3.6                 User Documentation                          X

3.7                 Reliability                                                  X

3.8                 Maintainability                                                                  X

3.9.1.1             Secure Telephone Operation                                                       X               X

3.9.1.2             Remote Antenna                                               X                   X

3.9.1.3             Mini-M Upgradability                                         X

3.9.2.1             Fax/Printer                                                                      X

3.9.2.2             AC-DC Converter/Battery                                                          X
                    Charger

3.9.2.3.            Rechargeable Battery Pack                                                        X

3.9.3.1             Subscription Service                                                             X

3.10                Safety                                      X                X                   X

4.1                 Design Verification Tests                   X                X                   X               X


                                                    Exhibit E - Specifications

SPECIFICATION 100001                                 REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                                    EXHIBIT F
                        AFTER WARRANTY PERIOD RATE TABLE
                           Mail-in Service of PRODUCT


             REPAIR TYPE                        SERVICE RATE - TO OSN                     ESTIMATED TURN-
                                                 (FOB ROCKVILLE, MD)                     AROUND (IN WEEKS)

HPA Module                                              $595                                     3

Diplexer/LNA Module                                     $595                                     3

Antenna Subsystem                                       $440                                     2

Antenna Locking Device                                  $175                                     1

Cooling Fan                                              $45                                     1

DC-DC Voltage Distributor                               $225                                     2

TX Synthesizer                                          $450                                     3

RX Synthesizer                                          $450                                     3

Transceiver Board                     $750 (max charge inc. synthesizer, if required)            3

Digital Processor Board                                 $795                                     3

Smart Card Reader                                       $295                                     2

System Reset                                            $295                                     1

                                                     Exhibit E - Specifications

SPECIFICATION 100001                                 REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                                    EXHIBIT G
                            PAYMENT LETTER OF CREDIT

Applicant:                 O'Gara Satellite Networks, Ltd.

Beneficiary:               Glocom Inc.

Amount:                    $3,000,000

Expiration:                10 January 1996

Partial Payments:          Yes

Documents:                 1) Sight Draft drawn on Fifth Third Bank, Cincinnati,
                              Ohio referencing Letter of Credit Number.
                           2) Copy of vendor's invoices, due for payment within
                              ten (10) days of the date of the draft, the total of which shall equal the amount of the draft.
                           3) Certificate

                                   CERTIFICATE

I, hereby certify the invoices included for advance payment dated ____________ represent material or services required for the manufacture of the Compact-M terminals in accordance with the contract dated __ June, 1995 and such invoices are due for payment within ten (10) days of the date of this request.


- -----------------------             ---------------------
J.D. Pan                            William Classen
Managing Director                   Program Manager






Special Provisions: 1) Payment requests are limited to two per month.
                    2) Last payment request shall be made not later than 31
                       December 1995.
                    3) No payment shall be made after 15 July 1995
                       unless a Standby Letter of Credit in the form of Exhibit H is opened in favor of O'Gara Satellite Networks, Ltd., through a prime United States bank and advised through Fifth Third Bank, International
                       Department, Cincinnati, Ohio.

                                                     Exhibit E - Specifications

SPECIFICATION 100001                                 REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                                    EXHIBIT H
                            STANDBY LETTER OF CREDIT

Applicant:                 Glocom Inc.

Beneficiary:               O'Gara Satellite Networks, Ltd.

Amount:                    $500,000

Expiration:                31 December 1995

Beneficiary may draw upon a Letter of Credit upon representation of draft at site and accompanied by certificate stating:

                                   CERTIFICATE

I, W.T. O'Gara, Director of O'Gara Satellite
Networks, Ltd. hereby certify that Glocom Inc. has failed to perform in accordance with section 5.1.3. or
5.3 of the Purchase Agreement for the Compact-M dated ____ June, 1995.


/s/ W. T. O'Gara
- ----------------
W.T. O'Gara
Director



Special Provision:

                    1) In the event Beneficiary draws under this
                       AGREEMENT due to failure to obtain full Type
                       Approval, Applicant shall have 48 hours to deliver to the Letter of Credit Bank such full Type Approval Certificate, and in such event the Letter of Credit Bank shall reject such draw.

                    2) Beneficiary may not draw under the STANDBY LETTER OF
                       CREDIT due to a rejection of the BETA UNITS before September 1, 1995.

                                                      Exhibit E - Specifications

SPECIFICATION 100001                                  REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                                    EXHIBIT I
                               PRICE SCHEDULE FOR
                             ORDER OF RELATED ITEMS


ITEM                                          UNIT PRICE                        QUANTITY


AC/DC Universal Power Converter/Charger                       $150                               2000

NiMH Rechargeable Battery Pack                                TBD                                TBD

Smart Card (additional issue)                                 $25                                1

Subscription Service (each tele-order)                        $35                                1

2.4. kbps STU III (per LES specification)                     $500                               1

Mini-M Upgrade Conversion                                     TBD                                TBD

Remote Antenna & Cable                                        TBD                                TBD

4.8 kbps fax upgrade                                          $450                               1

4.8 kbps data upgrade                                         $450                               1

NOTES
1.       Specification of above items to be determined.
2.       Unit price is based on the quantity ordered.  If the quantity is different the price will be adjusted accordingly and subject to negotiation.
3.       GLOCOM will use its best efforts to produce the Mini-M Upgrade conversion for a price no greater than $1,000.

                                                     Exhibit E - Specifications

SPECIFICATION 100001                                 REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------



                               LETTER OF AGREEMENT
                                   ADDENDUM #1


This Letter of Agreement is an addendum to the PURCHASE AGREEMENT (the "AGREEMENT") signed on June 29, 1995, between O'Gara Satellite Networks, Ltd. ("OSN") and Glocom Inc. ("GLOCOM") collectively referred to as the PARTIES.

In connection with the sale of the COMPACT-M and PRODUCTS (defined in the AGREEMENT), it is understood that the intention of the PARTIES is to maximize the quantity of units sold under the AGREEMENT. The following activities are meant to be actions that the PARTIES shall cooperate on in good faith:

1. UNITED STATES MILITARY SALES
- -------------------------------

Although OSN owns complete rights to market the product to the United States Military, OSN agrees to attempt to negotiate with Rockwell International and MESC for the purpose of establishing a sales agreement whereby Rockwell and/or MESC will purchase PRODUCTS from OSN and resell to the United States Military. If Rockwell and/or MESC purchases PRODUCTS from OSN with a large firm commitment, OSN may, at its discretion, order additional quantities from GLOCOM in accordance with paragraph 3.4 of the AGREEMENT and allow them to private label the PRODUCTS.

2. SUGGESTED LIST PRICE
- -----------------------

Subject to applicable United States laws, OSN will collaborate with its largest customers and establish a suggested list price for the COMPACT-M. OSN will strongly propose that the suggested list price be set at $5,995. It is understood that this price is suggested only and that OSN has no authority to bind any customer or reseller in establishing prices. Furthermore, it is agreed that it is in the PARTIES' best interest to encourage OSN's resellers to provide PRODUCTS to end-users at the lowest price possible.

3. OGM COMMUNICATIONS LTD. (OGM)
- --------------------------------

In recent months, OGM has been formed in which OSN is a principal shareholder. OGM is currently in negotiations with Morsviasputnik, a Russian company who is a joint venture member of an Operating Agreement referred to in the marketplace as Project Condominium (Condo), to purchase a portion of their share in Condo. The purpose of Condo is to provide Inmarsat-M and Inmarsat-B services via Land Earth Stations. OSN agrees that in the event OGM (or OSN) completes a purchase arrangement for a portion of Condo with Morsviasputnik, OSN will provide GLOCOM with an offer to join the resulting partnership.

                                                     Exhibit E - Specifications

SPECIFICATION 100001                                 REVISION: - JUNE 25, 1995

                             PROPRIETARY INFORMATION
                             -----------------------


IN WITNESS WHEREOF, the PARTIES hereto have executed this AGREEMENT.

O'GARA SATELLITE NETWORKS, LTD.                      GLOCOM, INC.


/s/ W. T. O'Gara                                     /s/ Chung-chun (J.D.) PAN
- -------------------                                  ---------------------------
Signature                                                     Signature


W. T. O'Gara                                         Chung-chun (J.D.) PAN
- -------------------                                  ---------------------------
Name                                                          Name


President    7/6/95                                  Vice President      6/30/95
- -------------------                                  ---------------------------
Title        Date                                    Title               Date